SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

3COM CORPORATION (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5400 Bayfront Plaza
Santa Clara, California 95052-8145

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 20, 2001

TO THE STOCKHOLDERS:

     Our Annual Meeting will be held on Thursday, September 20, 2001, at 10:30 a.m. at our Company’s facility at 5400 Bayfront Plaza, Building 5, Santa Clara, California. The purpose of the meeting is to:

1.	Elect four (4) Class I directors to hold office for a two-year term.

2.	Approve the Company’s amended and restated 1983 Stock Option Plan.

3.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending May 31, 2002.

4.	Transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 2, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, any stockholder can examine a complete list of the stockholders entitled to vote at the meeting for any purpose germane to the meeting during ordinary business hours at our offices at 5400 Bayfront Plaza, Building 1, Santa Clara, California 95052.

By Order of the Board of Directors, /s/ Mark D. Michael Mark D. Michael Secretary

August 20, 2001
Santa Clara, California

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

5400 Bayfront Plaza
Santa Clara, California 95052-8145

PROXY STATEMENT

     The Board of Directors of 3Com Corporation, a Delaware corporation, is soliciting the accompanying proxy for use at our Annual Meeting of Stockholders to be held on Thursday, September 20, 2001, at 10:30 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at our principal executive offices at 5400 Bayfront Plaza, Building 5, Santa Clara, California. Our telephone number is (408) 326-5000. The date of this Proxy Statement is August 20, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to our stockholders.

GENERAL INFORMATION

     Certain Financial Information. Please note that our financial statements and related information are included with our 2001 Annual Report to Stockholders, which is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on August 2, 2001 (the “Record Date”) will be entitled to vote at the meeting and any adjournment. As of the Record Date, there were 345,692,890 shares of 3Com common stock issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote on the proposals presented in this Proxy Statement for each share of stock held. There is no cumulative voting in the election of our directors.

     Solicitation of Proxies. We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. We have also retained Automated Data Processing, Inc. to assist in obtaining proxies for the Annual Meeting from brokers, nominees of stockholders and institutional investors. The estimated fee for such services, which is not contingent on the outcome of the voting, is $3,000 plus out-of-pocket expenses.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies through the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you do not indicate a choice on the proxy, your shares will be voted “FOR” all nominees, “FOR” approval of the Company’s amended and restated 1983 Employee Stock Option Plan and “FOR” the ratification of independent public accountants. The shares will be voted as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See “Transaction of Other Business.” A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by (i) delivering to 3Com’s Secretary either a written instrument revoking the proxy or a valid proxy with a later date, or (ii) attending the meeting and voting in person.

     Quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHELD FROM” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the Annual Meeting (the “Votes Cast”).

     Abstentions. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Broker Non-Votes. We will count broker non-votes in determining the presence or absence of a quorum for the transaction of business, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

     Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of 3Com’s common stock by (i) each director and director-nominee of 3Com; (ii) the Chief Executive Officer and each other executive officer of 3Com included in the Summary Compensation Table (the “Named Executive Officers”); and (iii) all current executive officers and directors of 3Com as a group. As a part of a planned restructuring of the Board of Directors, Messrs. Cowie, Gassée, Kantz, Peters and Zuendt each resigned from the Board of Directors effective as of September 20, 2001.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock Outstanding
Fred D. Anderson	5,000	*
Eric A. Benhamou (2)	7,776,873	2.2%
James E. Cowie	337,898	*
Gary T. DiCamillo	1,000	*
David W. Dorman	311,345	*
Jean-Louis Gassée	204,813	*
Philip C. Kantz (3)	378,902	*
James R. Long	147,613	*
Janice C. Peters	144,813	*
Raj Reddy	1,000	*
Paul G. Yovovich	1,247,278	*
William F. Zuendt (4)	978,048	*
Bruce L. Claflin (5)	3,452,829	1.0%
M. Irfan Ali (6)	384,071	*
George W. Everhart (7)	276,016	*
John F. McClelland (8)	606,626	*
Michael E. Rescoe (9)	365,702	*
Janet L. Soderstrom (10)	180,404	*
All current directors and executive officers as a group
(21 persons) (11)	18,234,488	5.3%

*	Less than 1%.

(1)	To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes 131,870 shares subject to options held by Mr. Benhamou that are exercisable within 60 days of the Record Date.

2

(3)	Includes 40,004 shares held in the Philip C. and Barbara J. Kantz Trust, Philip C. Kantz and Barbara J. Kantz, trustees, a revocable trust.

(4)	Includes 1,624 shares subject to options held by Mr. Zuendt that are exercisable within 60 days of the Record Date. Also includes 312,000 shares held in the Zuendt Family Trust, William F. Zuendt and Diane E. Zuendt, trustees, a revocable trust.

(5)	Includes 76,600 shares subject to options held by Mr. Claflin that are exercisable within 60 days of the Record Date. Also includes 250,000 shares of restricted stock issued to Mr. Claflin under the 3Com Restricted Stock Plan and 1,009 shares of common stock held in the Bruce and Karen Claflin Family Trust, Bruce L Claflin and Karen C. Claflin, trustees, a revocable trust.

(6)	Includes 10,861 shares subject to options held by Mr. Ali that are exercisable within 60 days of the Record Date. Also includes 50,000 shares of restricted stock issued to Mr. Ali under the 3Com Restricted Stock Plan.

(7)	Mr. Everhart served as Senior Vice President, Worldwide Sales and Service, until June 4, 2001. Mr. Everhart is no longer an employee of 3Com.

(8)	Includes 58,631 shares subject to options held by Mr. McClelland that are exercisable within 60 days of the Record Date. Also includes 101,000 shares of restricted stock issued to Mr. McClelland under the 3Com Restricted Stock Plan.

(9)	Includes 65,000 shares of restricted stock issued to Mr. Rescoe under the 3Com Restricted Stock Plan.

(10)	Includes 55,000 shares of restricted stock issued to Ms. Soderstrom under the 3Com Restricted Stock Plan.

(11)	Includes 301,815 shares subject to options held by seven non-director executive officers and 13 directors that are exercisable within 60 days of the Record Date.

As of the Record Date, we did not know of any person who is the beneficial owner of more than 5% of 3Com’s common stock. 3

ELECTION OF DIRECTORS

     The number of directors authorized by 3Com’s Bylaws is to be fixed by the Board of Directors. The exact number is currently fixed at thirteen and by resolution of the Board of Directors, will be fixed at eight effective as of September 20, 2001, immediately prior to the Annual Meeting of Stockholders. Our Bylaws provide that the directors shall be divided into two classes, with the classes of directors serving for staggered two-year terms. Class I currently has six members and Class II currently has seven members, which will be reduced to four members for each class as of September 20, 2001. A stockholder may not cast votes for more than four nominees. The four Class I directors to be elected at the 2001 Annual Meeting are to be elected to hold office until the year 2003 Annual Meeting and until their successors have been elected and qualified.

     The Company’s nominees for election at the Annual Meeting of Stockholders to Class I of the Board of Directors are Messrs. Anderson, Claflin, Dorman and Yovovich. If a nominee declines to serve or becomes unavailable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Board of Directors may designate.

Vote Required

     If a quorum is present and voting at the Annual Meeting, the four nominees for Class I director receiving the highest number of affirmative votes will be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Nominees and Other Directors

     The following table sets forth the name and age of each nominee and each director of 3Com whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of 3Com. Each nominee is currently serving as a director of 3Com. There are no family relationships among any directors or executive officers.

Nominees for Election as Class I Directors for a Term Expiring in 2003

Name	Principal Occupation During Past Five Years	Age	Director Since
Fred D. Anderson	Mr. Anderson has been Executive Vice President and Chief	57	2001
	Financial Officer of Apple Computers, Inc., a manufacturer of
	personal computers, since March 1996. Prior to that, Mr.
	Anderson was the Chief Financial Officer of Automatic Data
	Processing, Inc. (“ADP”) from 1992 to 1996. Prior to joining
	ADP, Mr. Anderson held several domestic and international
	executive positions, including President and Chief Operating
	Officer, at MAI Systems Corporation.

Bruce L. Claflin	Mr. Claflin has been 3Com’s President and Chief Executive Officer since January 2001 and was President and Chief Operating Officer from August 1998 to January 2001. Prior to joining 3Com, Mr. Claflin worked for Digital Equipment Corporation (“DEC”) from October 1995 to June 1998. From July 1997 to June 1998, he was Senior Vice President and General Manager, Sales and Marketing at DEC and prior to that he served as Vice President and General Manager of DEC’s Personal Computer Business Unit from October 1995 to June 1997. Prior to October 1995, Mr. Claflin held a number of senior management and executive positions at International Business Machines Corporation (“IBM”). Mr. Claflin is also a director of Time Warner Telecom.	49	2001

4

Name	Principal Occupation During Past Five Years	Age	Director Since
David W. Dorman	Mr. Dorman has been President of American Telephone and Telegraph (“AT&T”) since December, 2000. Prior to that, he was the Chief Executive Officer of Concert, the AT&T-B.T. Global Venture, a global e-commerce service, from April 1999 to November 2000. Mr. Dorman served as Chairman, Chief Executive Officer and President of PointCast, Inc., an Internet news service, from November 1997 through April 1999. He served as Executive Vice President of SBC Communications, Inc. (“SBC”), a diversified telecommunications company, from August 1997 to November 1997. Mr. Dorman had been President and Chief Executive Officer of Pacific Bell Corporation, a telecommunications company, since July 1994 and Chairman since March 1996 until Pacific Bell Corporation was acquired by SBC in August 1997. Prior to that, Mr. Dorman held several executive positions with Sprint Corporation, most recently as President of Sprint Business Services. Mr. Dorman is also a director of Scientific Atlanta, Inc., SAIC Corporation and SABRE Holdings Corporation.	47	1995

Paul G. Yovovich	Mr. Yovovich has been a private investor since 1996, and a principal of Lake Capital, a private investment firm, since January 2000. Mr. Yovovich was a director of U.S. Robotics Corporation from 1991 until USR merged with and into 3Com in June 1997. Mr. Yovovich served as President of Advance Ross Corporation, an international financial services company, from 1993 to 1996. Mr. Yovovich is also a director of Focal Communications Corporation, Lante Corporation, APAC Customer Services, Inc., and American Media Operations, Inc.	47	1997

Incumbent Class II Directors Serving for a term expiring 2002

Eric A. Benhamou	Mr. Benhamou has been 3Com’s Chairman of the Board of Directors since July 1994. Mr. Benhamou served as 3Com’s Chief Executive Officer from September 1990 to January 2001 and President from April 1990 through August 1998. Mr. Benhamou is also as Chairman of the Board of Directors of Palm, Inc., Chairman of the Board of Directors of Cypress Semiconductor, Inc. and a director of Legato Systems, Inc. Mr. Benhamou is also a member of the President’s Information Technology Advisory Council.	45	1990

Gary T. DiCamillo	Mr. DiCamillo has been Chairman and Chief Executive Officer of Polaroid Corporation, a worldwide leader in instant imaging and supplier of instant photographic cameras and films, digital imaging hardware, software and media, secure identification systems and sunglasses, since 1995. Prior to joining Polaroid, Mr. DiCamillo served as Group Vice President of the Black & Decker Corporation and President of its Worldwide Power Tools and Accessories business from 1993. Mr. DiCamillo also serves as a director of the Whirlpool Corporation, the Pella Corporation and the Sheridan Group.	50	2000

5

Name	Principal Occupation During Past Five Years	Age	Director Since
James R. Long	Mr. Long retired from his position as Executive Vice President of Nortel Networks, a global leader in telephony, data, wireless and wireline solutions for the Internet, on December 31, 1999, a position he held since 1994. Mr. Long also served as the President of Enterprise Solutions of Nortel Networks from 1997 through 1999, as the President of Nortel World Trade, based in London and Hong Kong, from 1994 through 1997, and as the Senior Vice President of Nortel’s Asia Pacific Division from 1992 to 1994. Mr. Long also serves as a director of NCR Corporation, Cypress Semiconductor and Symon Communications.	58	2000

Raj Reddy	Mr. Reddy is the Herbert A. Simon University Professor of Computer Science and Robotics in the School of Computer Science at Carnegie Mellon University (“CMU”). He served as dean of the School of Computer Science at CMU from 1991 to 1999. Mr. Reddy is co-chair of the President’s Information Technology Advisory Committee.	64	2001

Board and Committee Meetings

     During the fiscal year ended June 1, 2001, our Board of Directors consisted of: Fred D. Anderson, Eric A. Benhamou, Casey G. Cowell, James E. Cowie, Gary T. DiCamillo, David W. Dorman, Jean-Louis Gassée, Philip C. Kantz, James R. Long, Janice C. Peters, Raj Reddy and Paul G. Yovovich. As a part of a planned restructuring of the Board of Directors, Mr. Cowell resigned from the Board of Directors effective as of July 19, 2001 and Messrs. Cowie, Gassée, Kantz, Peters and Zuendt each resigned from the Board of Directors effective as of September 20, 2001.

     In fiscal 2001, our Board of Directors held 10 meetings, including regular meetings and special meetings. We currently have an audit committee and a compensation committee. We do not have a nominating committee or a committee performing the functions of a nominating committee.

     Our audit committee met eight times in fiscal 2001. The audit committee makes recommendations to the Board of Directors regarding engagement of our independent public accountants, approves services rendered by such accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. During fiscal 2001, Messrs. Anderson, Cowie, Dorman and Zuendt constituted the audit committee. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

     Our compensation committee met eight times in fiscal 2001. Bruce L. Claflin, as Chief Executive Officer and President, often attends meetings of the compensation committee, but is not a member of the committee and not entitled to vote. The compensation committee reviews salaries and other compensation arrangements for 3Com officers and other key employees, reviews the administration of our stock option and stock purchase plans, and advises the Board of Directors on general aspects of our compensation and benefit policies. During fiscal 2001, Messrs. Kantz and Yovovich constituted the compensation committee. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

     All directors, except Mr. Dorman, have attended more than 75% of the total number of meetings of the Board of Directors and committees on which they served.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

     The following table sets forth information concerning the compensation of (i) 3Com’s Chief Executive Officer, (ii) the four other most highly compensated executive officers of 3Com (based on salary plus bonus for fiscal 2001) who were serving as such at the end of fiscal 2001, and (iii) two former executive officers who were not serving at fiscal year end:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#) (1)	Other Compensation ($) (2)
Bruce L. Claflin	2001	$687,500	$403,469	27,065	803,130	2,421,467	$ 5,584
President and Chief Executive	2000	650,000	444,795	—	—	1,137,482	8,016
Officer (3)	1999	528,127	—	320,559	—	3,716,790	1,300

M. Irfan Ali	2001	359,375	124,735	—	—	486,376	5,199
President, CommWorks	2000	300,000	134,306	—	—	247,061	4,857
Corporation	1999	232,500	16,275	—	—	83,267	4,806

Eric A. Benhamou	2001	619,551	313,697	—	—	1,865,738	5,100
Chairman of the Board and	2000	750,000	577,379	—	—	1,488,003	4,800
Former Chief Executive	1999	750,000	—	—	—	1,319,851	5,000
Officer (7)

George W. Everhart	2001	385,947	124,297	845,000	—	1,104,065	—
Former Senior Vice President,	2000	—	—	—	—	—	—
Worldwide Sales and Service (8)	1999	—	—	—	—	—	—

John F. McClelland	2001	478,873	342,569	114,413	—	510,512	80,864
President, Business Networks	2000	457,601	102,407	121,942	—	362,902	73,596
Company (10)	1999	67,467	—	2,595	—	362,033	—

Michael E. Rescoe	2001	499,999	177,563	—	197,188	473,324	—
Senior Vice President, Finance &	2000	43,751	18,750	100,000	—	724,065	—
Planning, and Chief Financial	1999	—	—	—	—	—	—
Officer (14)

Janet L. Soderstrom	2001	400,000	119,750	—	—	486,376	6,362
Senior Vice President, Worldwide	2000	254,546	101,609	—	453,750	503,162	3,738
Marketing and Brand	1999	—	—	—	—	—	—
Management (17)

(1)	The number of shares underlying options granted are shown on a post-Palm Distribution Adjustment (defined hereafter) basis. On July 27, 2000, 3Com completed the distribution of Palm, Inc. common stock held by 3Com to 3Com stockholders (the “Palm Distribution”). Each eligible share of outstanding 3Com common stock received 1.483 shares of Palm common stock. As a result of the Palm Distribution, the number of shares of 3Com common stock subject to an option grant were adjusted by multiplying the pre-Palm Distribution number by 4.827 and the exercise price per share was adjusted by dividing the pre-Palm Distribution exercise price by 4.827 (the “Palm Distribution Adjustment”).

(2)	Represents the value of 3Com’s matching contribution under 3Com’s 401(k) plan (or the equivalent pension plan for residents of the United Kingdom). Under the 401(k) plan, 3Com matches 50% of each dollar contributed by the employee up to a maximum of 6% of target income.

(3)	In August 1998, Mr. Claflin began serving as President of 3Com, succeeding Mr. Benhamou, who continued to serve as Chairman of the Board and Chief Executive Officer. In January 2001, Mr. Claflin began serving as President and Chief Executive Officer of 3Com, succeeding Mr. Benhamou, who continues to serve as Chairman of the Board.

(4)	Represents term life insurance premiums as provided for under Mr. Claflin’s employment agreement. The beneficiary under the policy is Bruce L. and Karen C. Claflin Family Trust UDT and it is for a term of five years.

7

(5)	Includes $294,632 that represents the loss realized by 3Com on the sale of Mr. Claflin’s house in connection with his relocation.

(6)	Represents the value of 100,000 shares of restricted stock received by Mr. Claflin on December 22, 2000 at a closing price that day of $8.0312 per share. The restricted stock vests in equal annual increments over a four-year period provided that Mr. Claflin continues to be employed by the Company. As of June 1, 2001, the value of the unvested restricted stock was $573,000 based on a closing price of $5.73 per share.

(7)	Mr. Benhamou served as Chief Executive Officer of 3Com until January 3, 2001. Mr. Benhamou continues to serve as Chairman of the Board of 3Com.

(8)	Mr. Everhart joined 3Com on July 24, 2000, serving as Senior Vice President, Worldwide Sales and Service, and left on June 4, 2001.

(9)	Includes a forgiven loan made by the Company to Mr. Everhart in the principal amount of $125,000 from 3Com. The amount of the loan was forgivable by 3Com if Mr. Everhart was employed by 3Com for one year. Mr. Everhart was with the Company for less than one year but the full amount of the loan was nevertheless forgiven by the Company upon Mr. Everhart’s termination. Also includes $720,000, which represents Mr. Everhart’s severance compensation (one year’s annual salary plus one year’s target bonus) under the Severance Agreement and Release entered into with the Company upon his termination. The Severance Agreement and Release also provides for a one year acceleration of all unvested stock options and a period of one year after the termination date within which to exercise vested options.

(10)	Mr. McClelland joined 3Com on April 8, 1999. Mr. McClelland is a resident of the United Kingdom and is paid in British Pounds. For purposes of this table, his compensation is converted to United States Dollars using an average exchange rate of US$1.47 to £1.00.

(11)	This amount consists of $96,367, which represents the forgiveness of 25% of a loan made by the Company to Mr. McClelland upon his employment with the Company plus imputed taxes and a “gross up” amount to pay for such taxes, and $18,046, which represents the value of 3Com’s car allowance to Mr. McClelland that is a customary part of 3Com UK employee compensation packages. Under the terms of a Promissory Note and a Debt Forgiveness and Bonus Agreement between Mr. McClelland and the Company made at the time of his employment, the Company loaned a principal amount of $285,180 to Mr. McClelland. Under the terms of the Promissory Note and the Debt Forgiveness and Bonus Agreement, (i) loan is not interest bearing, (ii) 3Com will “gross up” the loan to take into account any imputed taxes (since the loan is not interest bearing) and (iii) the total debt will be forgiven 25% per year that Mr. McClelland remains employed with 3Com.

(12)	This amount consists of $103,896, which represents the forgiveness of 25% of the above-described loan made by the Company to Mr. McClelland upon his employment with the Company plus imputed taxes and a “gross up” amount to pay for such taxes (see Footnote 11 above), and $18,046, which represents the value of 3Com’s car allowance to Mr. McClelland that is a customary part of 3Com UK employee compensation packages.

(13)	Represents the value of 3Com’s car allowance to Mr. McClelland that is a customary part of 3Com UK employee compensation packages.

(14)	Mr. Rescoe joined 3Com on April 28, 2000.

(15)	Mr. Rescoe received a signing bonus of $100,000 upon his employment with the Company.

(16)	Represents the value of 5,000 shares of restricted stock received by Mr. Rescoe on April 28, 2000 at a closing price that day of $39.44 per share. The restricted stock vests in equal annual increments over a four-year period provided that Mr. Rescoe continues to be employed by the Company. As of June 1, 2001, the value of the remaining unvested restricted stock was $21,488 based on a closing price of $5.73 per share. Each share of restricted stock held by Mr. Rescoe also received 1.483 shares of Palm common stock in the Palm Distribution, which would vest on the same schedule as the 3Com restricted stock. As of June 1, 2001, the value of the Palm common stock associated with the unvested 3Com restricted stock was $34,424 based on a closing price of $6.19 per share of Palm common stock.

(17)	Ms. Soderstrom joined 3Com on October 13, 1999.

(18)	Represents the value of 15,000 shares of restricted stock received by Ms. Soderstrom on October 13, 1999 at a closing price that day of $30.25 per share. The restricted stock vests in equal annual increments over a two-year period provided that Ms. Soderstrom continues to be employed by the Company. As of June 1, 2001, the value of the remaining unvested restricted stock was $42,975 based on a closing price of $5.73 per share. Each share of restricted stock held by Ms. Soderstrom also received 1.483 shares of Palm common stock in the Palm Distribution, which would vest on the same schedule as the 3Com restricted stock. As of June 1, 2001, the value of the Palm common stock associated with the unvested 3Com restricted stock was $68,848 based on a closing price of $6.19 per share of Palm common stock.

8

     The following table provides information concerning grants of options to purchase our common stock made during fiscal 2001 to the executive officers listed in the Summary Compensation Table:

OPTION GRANTS IN FISCAL 2001

	Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees In Fiscal	Exercise Price Per Share($/sh)	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name	(1) (2)	2001	(2) (3)	Date	5% ($)	10% ($)
Bruce L. Claflin	154,467	*	$11.76	7/11/10	$12,462,921	$20,920,796
	1,267,000	3.5	13.6	8/1/10	10,906,330	27,638,781
	1,000,000	2.8	8.03	12/22/10	5,050,841	12,799,824
M. Irfan Ali	31,376	*	11.76	7/11/10	2,531,531	9,925,529
	455,000	1.3	13.69	8/1/10	3,916,638	4,249,537
Eric A. Benhamou	202,738	*	11.76	7/11/10	16,357,584	27,458,545
	1,663,000	4.6	13.69	8/1/10	14,315,096	36,277,264
George W. Everhart	724,065	2.0	13.71	7/24/10	6,243,744	15,822,874
	380,000	1.1	13.69	8/1/10	3,271,038	8,289,453
John F. McClelland	55,512	*	11.76	7/11/10	4,478,862	7,518,411
	455,000	1.3	13.69	8/1/10	3,916,638	9,925,529
Michael E. Rescoe	18,324	*	11.76	7/11/10	1,478,414	2,481,729
	455,000	1.3	13.69	8/1/10	3,916,638	9,925,529
Janet L. Soderstrom	31,376	*	11.76	7/11/10	2,531,531	4,249,537
	455,000	1.3	13.69	8/1/10	3,916,638	9,925,529

*	Less than 1%

(1)	All of the above options are subject to the terms of our 1983 Stock Option Plan (the “1983 Option Plan”) and are exercisable only as they vest. The options granted to each executive officer vest and become exercisable in equal annual increments over a four (4) year period provided the optionee continues to be employed by us. The options have a term of 10 years from the date of grant.

(2)	The number of shares underlying options and the exercise price per share are shown on a post-Palm Distribution Adjustment basis.

(3)	All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

(4)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

9

     The following table provides the specified information concerning option exercises during fiscal 2001 and the exercisable and unexercisable options held as of June 1, 2001, by the executive officers listed in the Summary Compensation Table:

AGGREGATED OPTION EXERCISES IN FISCAL
2001 AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 6/1/01 (#) (1)			Value of Unexercised In-the-Money Options at 6/1/01 (2) ($)
Name	(#)	($)	Exercisable		Unexercisable	Exercisable	Unexercisable
Bruce L. Claflin	74,113	$1,942,858	1,686,259		5,133,026	$ 48,185	$163,243
M. Irfan Ali	27,500	792,688	131,456		781,790	19,194	58,754
Eric A. Benhamou	150,000	7,593,753	6,065,148		3,571,670	7,985,747	400,478
George W. Everhart	—	—	—	(3)	1,104,065	—	—
John F. McClelland	28,117	846,938	379,229		856,218	163,990	250,791
Michael E. Rescoe	—	—	181,016		1,016,373	—	—
Janet L. Soderstrom	120,677	1,551,034	5,113		863,748	—	—

(1)	The number of shares underlying options are shown on a post-Palm Distribution Adjustment basis.

(2)	Based on a fair market value of $5.73 per share as of June 1, 2001, the closing sale price of our common stock on that date as reported by the Nasdaq National Market.

(3)	Under Mr. Everhart’s Severance Agreement and Release, one year’s vesting of options was accelerated as of June 4, 2001.

Employment, Severance and Change-of-control Arrangements

     Management Retention Agreements. It is 3Com’s practice to enter into Management Retention Agreements (“Retention Agreements”) with its senior executive officers. Under the terms of the Retention Agreement with each of such executive officers, following a qualifying event involving a Disposition or upon a Change of Control (as described below) and upon his signing a complete release of all claims, he will receive (i) a lump sum payment equal to 100% of his annual compensation (200% for the Chief Executive Officer) or, for such officers who are executives of the Company’s independent businesses, 100% of annual base salary plus target bonus based on reaching 100% of target; (ii) continued coverage of employee benefits until the earlier of two years from the date of termination or when he receives comparable benefits from another employer; (iii) a bonus payment equal to the pro-rata share of that year’s target bonus; and (iv) the full acceleration of stock options (and full acceleration of restricted stock grants for the Chief Executive Officer). The Chief Executive Officer would be entitled to receive the foregoing benefits upon a Change of Control. The Chief Financial Officer would be entitled to receive the foregoing benefits if he terminates after three months following a Disposition, if his duties or responsibilities are materially diminished, or he is terminated involuntarily other than for cause, death or disability within twelve months of a Change of Control or Disposition of two of the three 3Com independent businesses. The Senior Vice Presidents of Marketing and Human Resources and the Senior Vice President, General Counsel and Secretary would be entitled to receive the foregoing benefits if he or she is terminated within the twelve months following a Disposition of two of the three of 3Com’s independent businesses or a Change of Control or if he or she voluntarily terminates for good reason. Each executive officer who are executives of the Company’s independent businesses is entitled to receive the foregoing benefits, if, within twelve months of a Change of Control, such officer is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason. “Good reason” under the Retention Agreements include material reductions in duties, title, authority or responsibility (provided that such a reduction occurs solely by virtue of consummation of or following the Change of Control or Disposition), reduction of base salary, material reduction in aggregate level of employee benefits, relocation or constructive termination.

     In all of the Retention Agreements, if the officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under 3Com’s then existing severance or benefit plans or pursuant to any other written agreement. For the Chief Executive Officer, the Senior Vice Presidents of Marketing and Human Resources and the Senior Vice President, General Counsel and Secretary, if the benefits provided under the agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such officers shall receive (i) a payment sufficient to pay such excise tax and (ii) an additional payment sufficient to pay the taxes arising as a result of such tax.

     As defined in the Retention Agreements for executives not associated with one of 3Com’s independent businesses, a “Change of Control” means: (i) the acquisition by any person of 50% or more of the total voting power of our then outstanding securities; (ii) the consummation of the sale or disposition of all or substantially all of company assets; (iii) the consummation of a merger or consolidation of 3Com where the outstanding securities immediately prior thereto no longer represent at least 50% of the voting power immediately after such merger or consolidation; (iv) a change in the composition of the Board of Directors during any two consecutive years, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office not in connection with a transaction described in (i) through (iii) above. For the Chief Executive Officer, “Change of Control” also occurs three months after a Disposition of two of the three independent businesses. For executives primarily associated with one of 3Com’s independent businesses, “Change of Control” means the sale or disposition, other than a spin-off or similar transaction, to third parties of all or substantially all of that executive’s business unit.

     Acceleration under Option Plans. Options granted under the 1994 Option Plan contain provisions pursuant to which outstanding options must either become fully vested and immediately exercisable prior to a “transfer of control” transaction or must be assumed in the transaction, and all unexercised options terminate to the extent they are not assumed upon such “transfer of control” as defined under the 1994 Option Plan. For purposes of the 1994 Option Plan, a transfer of control is a change in ownership in which 3Com stockholders immediately prior to the ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after the ownership change.

     Options granted under the 1983 Option Plan and the 1994 Option Plan have their vesting accelerated as to 50% of the unvested shares subject thereto if an executive or employee optionee is terminated without cause within 12 months after a “transfer of control” transaction.

     Options granted under the 3Com Corporation Director Stock Option Plan (the “Director Plan”) contain provisions pursuant to which all outstanding options granted under the Director Plan will become fully vested and immediately exercisable upon a merger or acquisition of 3Com where 3Com is not the survivor or upon the sale of substantially all of the assets of 3Com.

     Severance Plan for Section 16(b) Officers. In April 2001, the Board approved a severance plan covering the Company’s Section 16(b) officers. The severance plan provides for:

•	Severance amount equal to one year’s base salary and target bonus;

•	Accelerated vesting of all outstanding options by one year;

•	COBRA benefits for a period of one year; and

•	Extension of exercise period for all vested and unexercised options to one-year period following termination.

11

     Employment Agreement with Bruce Claflin. 3Com entered into an at-will employment agreement with Mr. Claflin on January 1, 2001 concurrent with Mr. Claflin’s promotion to Chief Executive Officer. The employment agreement provides for:

•	A base salary of $750,000 per annum plus target bonus of 100% of base salary based on performance criteria set by the Compensation Committee of the Board of Directors. The Compensation Committee has the latitude to vary the base salary and target bonus based on performance, competitive data and achievement levels;

•	An option, vesting 25% per year over four years, to purchase one million shares of 3Com common stock at the fair market value on the date of the employment agreement and full acceleration of all options granted to Mr. Claflin in the event of a change of control;

•	100,000 shares of restricted stock, vesting 25% per year over four years and full acceleration in the event of a change in control;

•	$20,000,000 term life insurance policy benefiting Mr. Claflin’s family with premiums paid for by the Company; and

•	Severance benefits of two years’ base salary and target bonus, 50% vesting of stock options and restricted stock and 18 months of continued benefits if terminated without cause or if he terminates for good reason as defined in the employment agreement

Compensation of Directors

     Members of the Board who are not 3Com employees received an annual retainer during fiscal 2001 as follows: lead director of the Board– $35,000; audit, compensation or technology committee members– $30,000 each; other directors– $25,000 each; plus reimbursement of travel expenses for members of the Board who reside outside of the local area.

     Outside directors receive options to purchase common stock pursuant to the Director Plan, as amended on December 13, 2000. The Director Plan provides for the initial grant of an option to purchase shares of our common stock to each director of 3Com who is not a 3Com employee (“Outside Director”), with a maximum of 120,000 shares to be subject to each such option (or 160,000 shares for the “lead” director). For continuing directors an annual renewal grant is made effective with each regularly scheduled company annual stockholder meeting, subject to the same share limits described for initial grants. In addition, each Outside Director is granted an option to purchase shares of our common stock upon becoming a member of a Board committee, with a maximum of 48,000 shares to be subject to each such option. The actual number of shares to be subject to the options granted for Board of Directors and committee service is established by the administrator of the Director Plan. All options granted have a ten-year term, and the initial grant vests 25% on each anniversary date of the grant and the annual renewal grant vests over two years with the first 50% vesting one year after grant and the remaining 50% vesting two years after grant (subject to 3Com’s right to repurchase any unvested shares) as long as the option holder continues to serve on the Board or a committee. During fiscal 2001, options were granted under the Director Plan for the following number of shares and at the per share exercise prices shown: Mr. Anderson– 79,500 shares at $10.13 per share and 26,500 shares at $18.00 per share; Mr. Cowell– 34,600 shares at $18.00 per share; Mr. Cowie– 39,750 shares at $18.00 per share; Mr. DiCamillo– 111,220 shares at $10.06 per share; Mr. Dorman– 39,750 shares at $18.00 per share; Mr. Gassée– 34,600 shares at $18.00 per share; Mr. Kantz– 39,750 shares at $18.00 per share; Mr. Long– 144,813 shares at $13.80 per share and 34,600 at $18.00 per share; Ms. Peters– 144,813 shares at $13.80 per share and 34,600 at $18.00 per share; Mr. Reddy– 79,500 shares at $10.13 per share and 26,500 shares at $18.00 per share; Mr. Yovovich– 39,750 shares at $18.00 per share; and Mr. Zuendt– 54,500 shares at $18.00 per share. The foregoing number of shares subject to options and per share exercise price are shown on a post-Palm Distribution Adjustment basis.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish 3Com with copies of all Section 16(a) forms filed by such persons.

     Based on our review of such forms furnished to us and written representations from certain reporting persons, we believe that, except as described below, all filing requirements applicable to our executive officers, directors and more than 10% Stockholders were complied with in a timely manner during fiscal 2001. With respect to Form 3’s, Fred D. Anderson, Arturo Cazares, Gary T. DiCamillo, George W. Everhart, John Ganley, Matthew Kapp, James R. Long, Gene Nelson, Jan Peters, Raj Reddy, Julie Shimer, David Smith and Tom Werner each failed to file their Form 3’s on a timely basis. With respect to Form 4’s, Casey Cowell filed one late report relating to a same-day-sale transaction, Philip C. Kantz filed one late report relating to five same-day-sale transactions, John F. McClelland filed one late report related to a same-day-sale transaction, Mark Michael filed two late reports relating to two same-day-sale transactions, Eileen Nelson filed one late report related to fourteen same-day-sale transactions, Steve Rowley filed one late report related to nine same-day-sale transactions, David Smith failed to file a report relating to a same-day-sale transaction and Tom Werner filed one report late relating to an open market purchase transaction. With respect to Form 5’s, both Ms. Nelson and Mr. Kapp failed to file a Form 5.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee during fiscal 2001 consisted of Messrs. Kantz and Yovovich, neither of whom is or has been an officer or employee of the Company. No interlocking relationship existed during fiscal 2001 between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Related Party Transactions

     In September 2000, 3Com Ventures, Inc., a wholly owned subsidiary of 3Com Corporation, committed to invest $15 million in the Frontenac VIII Limited Partnership (“Frontenac VIII”). The General Partner of Frontenac VIII is Frontenac Company. James E. Cowie, a member of the 3Com Board of Directors, is a general partner of Frontenac Company. Frontenac Company, as General Partner of Frontenac VIII, will receive preferred distribution of profits of the partnership until it receives 20% of all distributed profits, 2% management fees and reimbursement for expenses.

     Except as described above or otherwise described under “Executive Compensation”, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director or 5% beneficial owner of our common stock, or members of the immediate family of them, had or will have a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of the Company is an executive officer or of which a director of the Company owns equity interest in excess of 10%, involving payment for property or services in excess of 5% of our consolidated gross revenues for fiscal 2001.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the “Committee”) of the Board of Directors determines compensation for the chief executive officer, reviews and makes recommendations regarding pay programs for Section 16(b) executive officers, and supervises the administration of the Company’s equity plans for executives and all employees. The Committee is composed of two outside directors, neither of whom is an employee or former employee of the Company.

     The past year has been challenging for many high-technology companies. It has been particularly challenging for 3Com, as the Company has continued its business transformation in the midst of a significant market downturn. In an effort to return 3Com to profitable growth and increase value for shareholders, the Company has initiated a major restructuring effort, including significant reductions in force. The Company has also implemented several compensation policy changes for fiscal 2002 in support of the restructuring, as described below. Some of these changes reflect cost saving efforts, while others reflect the need to retain key employees to ensure future success. 3Com believes that its compensation philosophy and programs are critical tools for ensuring both near- and long-term value creation for shareholders.

Executive Compensation Philosophy and Objectives

     3Com’s executive compensation philosophy is to provide a meaningful total compensation opportunity to each executive with a large portion of the package variable and aligned with shareholder value creation. Consequently, 3Com executives will achieve significant incentive value when 3Com shareholders receive significant gains. 3Com’s executive compensation programs are intended to:

•	attract, retain and motivate highly qualified executives

•	focus executives directly on performance through aligning executive compensation with shareholder value creation

•	ensure that rewards are commensurate with performance

     The Committee annually reviews the Company’s executive compensation programs and policies in light of the above philosophy, as well as changes and trends in the external market place. The Committee retains the services of a leading compensation consulting firm to provide advice on matters related to pay levels and mix, incentive plan design, and performance measurement. To assess market pay levels and mix, the Committee relies upon published survey and publicly disclosed compensation data for executives with comparable responsibilities at other high-technology companies of similar size and business focus. In addition, the Committee reviews 3Com’s incentive plan designs and performance linkage to ensure that programs continue to support the Company’s strategic and operational goals.

Components of Compensation

     Executive compensation at 3Com consists primarily of base salary, an annual cash incentive opportunity, and stock options. The Company also makes occasional use of restricted stock grants.

     Base Salary. 3Com targets executives’ base salaries at the median to 60th percentile of the competitive market. In determining each executive officer’s base salary, the Committee takes into account competitive market data for similar positions at high-technology companies, individual responsibilities and performance, and internal equity within 3Com. This year, the salary reviews for executive officers and for all 3Com employees which normally would have occurred in June and October have been deferred until December 2001 in an effort to contain costs.

     Annual Bonus. 3Com’s Executive Bonus Plan rewards executives for the attainment of key company goals. Bonus opportunities (i.e., bonus targets as a percentage of salary) for the executive officers are targeted at the median of the competitive market. The CEO’s target bonus opportunity is 100% of base salary, while the target bonus opportunities for other executive officers range from 50% to 60% of base salary.

     For fiscal 2001, bonus payments for all executive officers were contingent upon achievement of company revenue and operating margin goals, as well as certain strategic objectives related to business transformation. Maximum payments possible under the plan for fiscal 2001 were 150% of target for superior performance related to revenue growth and profitability, plus an additional amount equal to 200% of salary if and only if certain aggressive strategic goals were achieved. For fiscal 2001, 3Com did not achieve target financial performance levels, nor did the Company achieve all of the strategic goals. Consequently, bonuses were paid to executives at 61% of target.

     For fiscal 2002, bonus payments will be based on operating profit at the corporate and business-unit levels to recognize 3Com’s new organizational structure. To motivate and reward executives for superior performance, the maximum potential of the cash bonus plans has been set at 200% of target, commensurate with prevailing market practices.

     Equity Incentives. Executive officers’ pay mix emphasizes equity incentives. Consequently, equity compensation for 3Com’s executives is normally targeted at the 65th percentile of the competitive market on a Black-Scholes valuation basis. The Committee believes that equity compensation should be emphasized because it is directly linked to shareholders’ interests. The Company’s equity incentives have been primarily in the form of stock options, with restricted stock used on a more limited basis. Stock options are issued at an exercise price of fair market value on the date of grant. Options granted in fiscal 2001 vest ratably over four years. Fair-market-value stock options become valuable and exercisable only if the executive officer continues to work at 3Com and the stock price subsequently increases.

     For fiscal 2002, the Company granted stock options to executives. In addition, executives received restricted stock equal in face value to 100% of their annual target bonus to provide a more tangible near-term equity incentive. However, the total grant value of executive long-term incentives is below the Company’s targeted positioning. The reduced value reflects the Company’s desire to proceed cautiously in light of recent market performance. Stock option grants made in fiscal 2002 will vest ratably over two years, while restricted stock grants will vest after four years with the potential for accelerated vesting upon the achievement of certain financial goals during fiscal 2002.

     Other Programs. In fiscal 2001, the Committee reviewed and recommended changes to severance and change-of-control programs for executive officers. The Committee believes that the adjustments bring 3Com’s programs in line with competitive practices at other high-technology companies. The changes are described in “Employment, Severance and Change-of-Control Arrangements”.

CEO Compensation

     The Chief Executive Officer’s salary, bonus and equity grants follow the policies set forth above. Bruce Claflin succeeded Eric Benhamou as Chief Executive Officer (CEO) of 3Com on January 1, 2001. In deciding on Mr. Claflin’s compensation package, the Committee considered compensation practices at companies similar in size and complexity to 3Com; Mr. Benhamou’s compensation package while CEO; and Mr. Claflin’s performance at 3Com. Mr. Claflin’s base salary was set at $750,000 per year and target bonus was set at 100% of salary, the same as Mr. Benhamou’s cash compensation and slightly below market median cash compensation. For fiscal 2001, Mr. Claflin received a cash bonus of $403,469, reflecting 59% of his target bonus (based upon his average target of 100% and average salary of $687,500 for the year). Upon becoming CEO, Mr. Claflin received stock option and restricted stock grants (1,000,000 and 100,000 shares, respectively) to recognize his new responsibilities and deliver a significant portion of his compensation in a manner that is aligned with shareholder interests. Mr. Claflin’s fiscal 2002 equity grants fall below the median equity grant level of CEOs in 3Com’s peer group.

     Mr. Benhamou served as CEO of 3Com until December 31, 2000. As CEO, Mr. Benhamou’s salary on an annualized basis was set at $750,000, and his target bonus opportunity was 100% of salary. While CEO, Mr. Benhamou also received a grant of 1,663,000 stock options for fiscal 2001. On January 1, 2001, Mr. Benhamou transitioned to the role of employee Chairman of the Board. Effective January; 1, 2001 Mr. Benhamou’s annualized base salary was set at $400,000 and his target bonus opportunity was set at 50% of salary. Mr. Benhamou is also eligible for annual stock option grants at a level appropriate to his current duties.

Compliance with Section 162(M) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation of more than $1,000,000 paid to the corporation’s CEO and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Committee has reviewed 3Com’s Executive Bonus Program and has weighed the benefits of compliance against the burdens. While the Committee’s intent is to maximize the deductibility of executive compensation to the extent reasonable, the Committee has chosen not to qualify the Executive Bonus Plan at this time in order to maintain flexibility. The Committee believes that any loss of deductibility will not be material to the Company’s results, and that the burdens of compliance outweigh the benefits. 3Com’s stock option plans, however, are designed to comply with Section 162(m), so stock option grants under the plans are generally tax deductible upon exercise.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Philip C. Kantz Paul G. Yovovich

16

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities during fiscal 2001, the Committee periodically:

•	reviewed the unaudited and audited financial statements with management and the Company’s independent auditors, Deloitte &Touche LLP,

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Deloitte &Touche,

•	reviewed the Company’s financial controls and financial reporting process, and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

     The Committee also reviewed with Deloitte & Touche, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. The Committee periodically met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In addition, the Committee has discussed with Deloitte & Touche their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Deloitte & Touche’s non-audit services (principally IT consulting and tax advisory services) with the standards for auditors’ independence. The Committee discussed with Deloitte & Touche the overall scope and plans for their audit.

     The Directors who serve on the Committee are all “independent” for purposes of the rules of the Nasdaq Stock Market, and further all meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Committee has adopted the written charter attached to this proxy statement as Appendix A. During fiscal 2001, the committee met four times, with all members in attendance at each meeting.

     In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 1, 2001. The Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending May 31, 2002.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Fred D. Anderson James E. Cowie David W. Dorman William F. Zuendt

17

COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the cumulative total return on our common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Technology Sector Index (1) for the period commencing on May 31, 1996 and ending on June 1, 2001 (fiscal year end)(2).

DATA POINTS FOR PERFORMANCE GRAPH

	May 31,					June 1
	1996	1997	1998	1999	2000	2001
3Com (2)	100	98	52	55	85	21
S&P 500	100	129	169	205	226	202
S&P Technology Sector	100	145	181	294	427	230

(1)	The S&P Technology Sector Index was previously called the S&P High Tech Composite Index.

(2)	Assumes that $100.00 was invested on May 31, 1996 in our common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. On July 27, 2000, the Palm Distribution was made. The distribution of the Palm shares to 3Com shareholders is treated as a special dividend for purposes of calculating shareholder return. It is assumed that the shares of Palm received in the Palm Distribution were sold at the when-issued closing market price on July 27, 2000 and all of the proceeds were reinvested in shares of our common stock at the when-issued closing market price on the same date. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

18

PROPOSAL TO APPROVE THE COMPANY’S
AMENDED AND RESTATED 1983 STOCK OPTION PLAN

     The stockholders are being asked to approve the Amended and Restated 1983 Stock Option Plan (the “1983 Plan”) revising the current terms of the 1983 Plan, including extending the term for an additional 10 years.

     As of the Record Date, without giving effect to this Proposal, 106,614,548 shares have been reserved for issuance under the Plan, of which 50,756,441 have been issued pursuant to option exercises, 31,925,394 are subject to outstanding options and 27,126,517 are available for grant.

     Non-employee directors are not eligible to participate in the 1983 Option Plan. Directors who are also employees of the Company may benefit from the adoption of this plan and therefore may be considered to have an interest in recommending this approval. The following table sets forth grants of stock options received during fiscal 2001 under the 1983 Option Plan to (1) the persons named in the Summary Compensation Table; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group. Grants under the 1983 Option Plan are made at the discretion of the Board of Directors. Accordingly, future grants under the 1983 Option Plan are not yet determinable.

Fiscal Year Option Grants Under the 1983 Plan

Name and Position	Exercise Price (1)	Number of Shares Granted Under 1983 Stock Option Plan During Fiscal 2001 (2)
Bruce L. Claflin	$11.76	154,467
	13.69	1,267,000
	8.03	1,000,000
M. Irfan Ali	11.76	31,376
	13.69	455,000
Eric A. Benhamou	11.76	202,738
	13.69	1,663,000
George W. Everhart	13.71	724,065
	13.69	380,000
John F. McClelland	11.76	55,512
	13.69	455,000
Michael E. Rescoe	11.76	18,324
	13.69	455,000
Janet L. Soderstrom	11.76	31,376
	13.69	455,000
Executive Group (25 persons)	8.03	1,000,000
	11.76	739,975
	13.38	250,000
	13.69	7,348,000
	13.71	724,065
Non-Executive Director Group (12 persons)	—	—

(1)	All grants had a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant. These grants represent incentive awards based on success in attaining performance objectives established for the prior fiscal year. The number of shares and exercise prices underlying options are shown on a post-Palm Distribution Adjustment basis.

(2)	The number of shares underlying options are shown on a post-Palm Distribution Adjustment basis. No options were granted to non-executive officer employees in fiscal 2001 under the 1983 Stock Option Plan.

19

Summary of the 1983 Plan

     General. A total of 106,614,548 shares of 3Com common stock is reserved for issuance under the 1983 Plan. The purpose of the 1983 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company’s business. Options granted under the 1983 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options.

     Administration. The 1983 Plan may generally be administered by the Board or a Committee appointed by the Board. The administrators of the 1983 Plan are referred to herein as the “Administrator.” To the extent that the Administrator determines it to be desirable to qualify options granted under the 1983 Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 1983 Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent that the Administrator determines it to be desirable to qualify transactions under the 1983 Plan as exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule thereto (“Rule 16b-3”), the transactions contemplated under the 1983 Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

     Eligibility; Limitations. Nonstatutory stock options may be granted under the 1983 Plan to employees and consultants of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such awards may be exercised, and the number of shares subject to each such award. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options granted to such persons, the 1983 Plan provides that no employee or director may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted options to purchase up to an additional 1,000,000 shares of common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of any stock option may not be less than 100% of the fair market value of the Company’s common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1983 Plan permits payment to be made by cash, check, promissory note, other shares of common stock (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an option shall be the term stated in the Option Agreement; provided, however, that in the case of an incentive stock option, the term may be no more than ten (10) years from the date of grant; provided further, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. If an optionee’s employment terminates for any reason (other than death or disability), then all options held by the optionee under the 1983 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before such expiration.

     (e) Death or Disability. If an optionee’s employment relationship terminates as a result of death or disability, then all options held by such optionee under the 1983 Plan expire on the earlier of (i) twelve (12) months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     (f) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 1983 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

     (g) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1983 Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1983 Plan, the number and class of shares of stock subject to any option outstanding under the 1983 Plan, and the exercise price of any such outstanding award.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee’s options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent awards, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Terminations within Twelve Months Following a Transfer of Control of the Company. In the event that, within twelve (12) months following the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, a merger in which the Company is a party or the sale, exchange or transfer of all or substantially all of the assets of the Company in which the Company’s stockholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company, an optionee’s employment with the Company or any present or future parent or subsidiary is terminated involuntarily by his or her employer other than for cause, then such optionee’s options shall have their vesting accelerated as to fifty percent (50%) of the unvested shares as of the date of such termination of employment.

     Amendment and Termination of the 1983 Plan; Term of the 1983 Plan. The Board may amend, alter, suspend or terminate the 1983 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1983 Plan to the extent necessary to comply with Rule 16b-3 and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option previously granted under the 1983 Plan without the written consent of the optionee. The amended and restated 1983 Plan shall become effective on September 20, 2001 and shall continue in effect for ten (10) years thereafter, unless earlier terminated.

Federal Income Tax Consequences

     An optionee who is granted an incentive stock option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company.

     Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

     Options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of a nonstatutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a nonstatutory stock option.

     Upon resale of the shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1983 Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

     The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 1983 STOCK OPTION PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP as our independent public accountants for the fiscal year ending May 31, 2002. Deloitte & Touche LLP has acted in this capacity since its appointment in fiscal 1980. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed to the Company by Deloitte & Touche LLP during fiscal 2001 for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $2.1 million.

Financial Information Systems Design and Implementation Fees

     In fiscal 2001, the aggregate fees billed to the Company by Deloitte and Touche LLP for financial information systems design and implementation were $3.4 million.

All Other Fees

     The aggregate fees billed to the Company by Deloitte & Touche LLP for services rendered to the Company during fiscal 2001, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” totaled $14.2 million. These services included consulting on our business realignments, spin-offs and sales; general tax, accounting and legal consulting; consulting on various projects relating to our supply chain operations, customer support organization, information technology organization and finance organization; and consulting on systems and database implementation.

     The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of the independent auditors.

Vote Required

     The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. In the event ratification by the stockholders of the appointment of Deloitte & Touche LLP as our independent public accountants is not obtained, the Board of Directors will reconsider such appointment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

     Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2002 Annual Meeting of Stockholders must be received by us at our offices at 5400 Bayfront Plaza, Santa Clara, California 95052-8145, not later than April 22, 2002 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in our proxy statement for that meeting.

     Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures set forth in our Bylaws, which are described below under “Transaction of Other Business.”

     If a stockholder wishes to present a proposal at the Company’s annual meeting in the year 2002 and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to June 22, 2002, which is the deadline determined in accordance with the Bylaws. If a stockholder gives notice of such a proposal after the bylaw deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

     Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us, or mailed and received by us, not later than 90 days prior to the next Annual Meeting (under the assumption that the next Annual Meeting will occur on the same calendar day as the day of the most recent Annual Meeting). As to each proposed matter, the notice must include the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our stock that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors /s/ Mark D. Michael Mark D. Michael Secretary

August 20, 2001 24

APPENDIX A

3Com Corporation

Audit Committee Charter

     A. The Audit Committee shall be composed of at least three directors who are independent of the corporation and its management. Each member of the Audit Committee shall be financially literate and at least one member will have accounting or related financial management expertise. The Audit Committee shall have all the authority of the board to:

1.	Review the Company’s internal audit plan, the results of each internal audit, and review the appointment and replacement of the senior internal auditing executive.

2.	Review the independent auditor’s compensation, the proposed terms of its engagement and its independence. The Audit Committee shall obtain a formal written statement from the independent auditor setting forth all relationships between the auditor and the corporation that, in the auditor’s judgment, may reasonably be thought to bear on independence, discuss with the auditor any impact on the auditor’s objectivity and independence, and recommend to the board of directors any action necessary to satisfy the auditor’s independence. The Audit Committee will direct the independent auditor to review before filing with the SEC the corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

3.	Review the results of each external audit, including any qualifications of the auditor’s opinion, any related management letter, management’s responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the corporation as a whole, and management’s responses to those reports.

4.	Consider, in consultation with the independent auditor and the senior internal auditing executive, the adequacy of the corporation’s internal financial controls. Among other things, these controls must be designed to provide reasonable assurance that the corporation’s publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.

5.	Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the corporation’s financial statements.

6.	Review the procedures employed by the corporation in preparing published financial statements and related management commentaries, including: review of financial results with management and the independent auditor prior to the corporation’s issuance of its quarterly press release; and review of Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K prior to the corporation’s filing of such reports with the SEC.

7.	Meet periodically with management to review the corporation’s major financial risk exposures.

8.	Meet periodically with management to provide guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects.

B. The Audit Committee shall also:

1.	Recommend to the board of directors which firm to engage as the corporation’s independent auditor and whether to terminate that relationship.

2.	Serve as a channel of communication between the independent auditor and the board of directors and between the senior internal auditing executive and the board of directors.

25

3.	Report to the board of directors on the Audit Committee’s review of the corporation’s financial statements and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements.

4.	Make recommendations to the board of directors concerning oversight of the corporation’s policies and procedures regarding compliance with the law and with significant corporate policies including the corporation’s code of conduct.

5.	Provide a report in the corporation’s proxy statement in accordance with applicable SEC regulations.

26

3COM CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3Com Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN	3COM01	KEEP THIS PORTION FOR YOUR RECORDS

BLUE OR BLACK INK AS FOLLOWS:	DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3COM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

ELECTION OF FOUR CLASS I DIRECTORS TO SERVE A TWO-YEAR TERM EXPIRING IN 2003

Nominees:

01) Fred D. Anderson, 02) Bruce L. Claflin, 03) David W. Dorman and 04) Paul G. Yovovich

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

[ ]	[ ]	[ ]	________________________________________________

Vote on Proposals	For	Against	Abstain

2.	To approve the Company’s Amended and Restated 1983 Stock Option Plan.	[ ]	[ ]	[ ]

3.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending May 31, 2002.	[ ]	[ ]	[ ]

4.	With dicretionary authority, upon such other matters may properly come before the meeting.	[ ]	[ ]	[ ]

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

———————————————————— Signature [PLEASE SIGN WITHIN BOX] Date	———————————————————— Signature (Joint Owners)

3COM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bruce L. Claflin and Mark D. Michael, and either of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of 3Com Corporation, to be held at 5400 Bayfront Plaza, Building 5, Santa Clara, California 95052-8145 on Thursday, September 20, 2001 at 10:30 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated August 20, 2001, and a copy of 3Com’s fiscal 2001 Annual Report to Stockholders on Form 10-K. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of 3Com, gives notice of such revocation.

     WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH NOMINEE SET FORTH IN HEREIN, FOR APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 1983 STOCK OPTION PLAN, FOR THE RATIFICATION OF ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(PLEASE SIGN ON THE REVERSE)